UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 11, 2014, the Company held its Annual Meeting of Stockholders. Of the 35,100,961 shares of the Company's common stock outstanding as of the record date, 23,605,251 shares were represented at the annual meeting.

The stockholders considered three proposals at the meeting, each of which is described in more detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Election of seven directors to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Names	Votes For	Votes Withheld	Broker Non-Votes
Russell H. Plumb	8,786,589	5,043,239	9,775,423
James Fox, Ph.D.	8,859,807	4,970,021	9,775,423
Geoffrey F. Cox, Ph.D.	12,510,005	1,319,823	9,775,423
Michael R. Dougherty	12,500,778	1,329,050	9,775,423
Joseph M. Patti	12,182,009	1,647,819	9,775,423
John P. Richard	12,240,222	1,589,606	9,775,423
Anne M. VanLent	12,240,088	1,589,740	9,775,423

Each of the foregoing candidates were elected by a plurality of the votes cast.

Proposal 2: The vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,975,840	77,501	551,910	—

The foregoing proposal was approved.

Proposal 3: The non-binding advisory vote on the compensation of the Company's named executive officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,507,127	4,886,342	436,359	9,775,423

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: November 12, 2014	/s/ Joseph Patti
	Name:	Joseph Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)